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Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO EXCHANGE ACT RULE 13a-14(b) AND 18 U.S.C. SECTION 1350

        In connection with the Annual Report on Form 10-K of American Wagering, Inc. (the "Company") for the year ended January 31, 2010, as filed with the Securities and Exchange Commission (the "Report"), each of us certifies as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, to our respective knowledge, that:

        (1)   the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

        (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

        A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic versions of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

May 7, 2010	By:	/s/ VICTOR SALERNO
		Name:	Victor Salerno
		Title:	President and Chief Executive Officer
May 7, 2010	By:	/s/ VICTOR SALERNO
		Name:	Victor Salerno
		Title:	Interim Principal Accounting Officer and Treasurer

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  Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(b) AND 18 U.S.C. SECTION 1350